EXHIBIT 99.1






UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
---------------------------------------------x
                                             :
In re                                               Chapter 11
                                             :
RENCO METALS, INC.,                                 Case No. 01-14311(REG)
                                             :
                      Debtor.
                                             :
---------------------------------------------x
                                             :
In re

                                             :
MAGNESIUM CORPORATION OF AMERICA,                   Case No. 01-14312(REG)
                                             :
                      Debtor.
                                             :
---------------------------------------------x


                      DEBTORS' JOINT PLAN OF REORGANIZATION
                     UNDER CHAPTER 11 OF THE BANKRUPTCY CODE




                        CHADBOURNE & PARKE LLP
                        Counsel for Debtors and
                        Debtors in Possession
                        30 Rockefeller Plaza
                        New York, New York 10112
                        Attn: Joseph H. Smolinsky, Esq.(JS-8408)
                        Phone: (212) 408-5100

                                TABLE OF CONTENTS



ARTICLE 1      DEFINITIONS AND CONSTRUCTION OF TERMS........................
      1.1      "Administrative Expense".....................................
      1.2      "Allowed"....................................................
      1.3      "Avoidance Actions"..........................................
      1.4      "Ballot".....................................................
      1.5      "Bankruptcy Code"............................................
      1.6      "Bankruptcy Court"...........................................
      1.7      "Bankruptcy Rules"...........................................
      1.8      "Bar Date"...................................................
      1.9      "Bidding Procedures Motion"..................................
      1.10     "Bidding Procedures Order"...................................
      1.11     "Business Day"...............................................
      1.12     "Cash".......................................................
      1.13     "Causes of Action"...........................................
      1.14     "Chapter 11 Cases"...........................................
      1.15     "Claim"......................................................
      1.16     "Class"......................................................
      1.17     "Collateral".................................................
      1.18     "Confirmation"...............................................
      1.19     "Confirmation Date"..........................................
      1.20     "Confirmation Hearing".......................................
      1.21     "Confirmation Order".........................................
      1.22     "Credit Facility"............................................
      1.23     "Creditors' Committee".......................................
      1.24     "Debtors"....................................................
      1.25     "Debtors-in-Possession"......................................
      1.26     "DIP Financing Order"........................................
      1.27     "DIP Lender".................................................
      1.28     "DIP Lender's Claim".........................................
      1.29     "DIP Loan Documents".........................................
      1.30     "Disallowed Claim"...........................................
      1.31     "Disclosure Statement".......................................
      1.32     "Disputed Claim".............................................
      1.33     "Distribution Record Date"...................................
      1.34     "Effective Date".............................................
      1.35     "Environmental Claims".......................................
      1.36     "Equity Interests"...........................................
      1.37     "Estates"....................................................
      1.38     "Final Order"................................................
      1.39     "General Secured Claim"......................................
      1.40     "General Unsecured Claim"....................................
      1.41     "Indemnification Claim"......................................
      1.42     "Indenture"..................................................
      1.43     "Indenture Trustee"..........................................
      1.44     "Interest"...................................................
      1.45     "Lien".......................................................
      1.46     "MagCorp Class 5A Cash"......................................
      1.47     "MagCorp Guaranty"...........................................
      1.48     "Management Agreement".......................................
      1.49     "Management Fee".............................................
      1.50     "Metals Class 5B Cash".......................................
      1.51     "Metals Intercompany Claim"..................................
      1.52     "New MagCorp Common Stock"...................................
      1.53     "New Metals Common Stock"....................................
      1.54     "New Note Indenture".........................................
      1.55     "New Note Indenture Trustee".................................
      1.56     "New Notes"..................................................
      1.57     "New Notes Term Sheet".......................................
      1.58     "New Securities".............................................
      1.59     "Old MagCorp Common Stock Interests".........................
      1.60     "Old Metals Common Stock Interests"..........................
      1.61     "Person".....................................................
      1.62     "Petition Date"..............................................
      1.63     "Plan".......................................................
      1.64     "Plan Documents".............................................
      1.65     "Plan Supplement"............................................
      1.66     "Post Effective Date Capital Contribution"...................
      1.67     "Post Effective Date Capital Contribution Documents".........
      1.68     "Post Effective Date Capital Contribution Source"............
      1.69     "Post Effective Date Financiers".............................
      1.70     "Post Effective Date Financing Facilities"...................
      1.71     "Post Effective Date Financing Facilities Documents".........
      1.72     "Pre-Petition Lender"........................................
      1.73     "Priority Claim".............................................
      1.74     "Priority Tax Claim".........................................
      1.75     "Pro Rata Share".............................................
      1.76     "Professional Fees"..........................................
      1.77     "Professionals"..............................................
      1.78     "Released Parties"...........................................
      1.79     "Renco Group"................................................
      1.80     "Reorganized Debtors"........................................
      1.81     "Reorganized MagCorp"........................................
      1.82     "Reorganized MagCorp Charter"................................
      1.83     "Reorganized Metals".........................................
      1.84     "Reorganized Metals Charter".................................
      1.85     "Retiree Benefits"...........................................
      1.86     "Schedules"..................................................
      1.87     "Secured Claim"..............................................
      1.88     "Senior Indebtedness"........................................
      1.89     "Senior Note Claim"..........................................
      1.90     "Senior Note Guaranty Claim".................................
      1.91     "Senior Notes"...............................................
      1.92     "Senior Post Effective Date Financing Facility"..............
      1.93     "Senior Post Effective Date Financing Facility Documents"....
      1.94     "Senior Post Effective Date Financing Facility Term Sheet"...
      1.95     "Senior Post Effective Date Lender"..........................
      1.96     "Subordinated Claims"........................................
      1.97     "United States Trustee Fees".................................

ARTICLE 2      TREATMENT OF ADMINISTRATIVE EXPENSES AND PRIORITY TAX CLAIMS.
      2.1      Non-Classification...........................................
      2.2      Administrative Expenses......................................
      2.3      Treatment of DIP Lender's Claims.............................
      2.4      Priority Tax Claims..........................................

ARTICLE 3      CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS................
      3.1      Elimination of Classes of Claims If No Claims Exist..........
      3.2      Claims Against and Equity Interests in MagCorp...............
      3.3      Claims Against and Equity Interests in Metals................

ARTICLE 4      TREATMENT OF CLASSIFIED CLAIMS AND EQUITY INTERESTS
               AGAINST MAGCORP..............................................
      4.1      CLASS 1A - PRIORITY CLAIMS...................................
               (a)   Impairment and Voting..................................
               (b)   Distributions..........................................
      4.2      CLASS 2A - MAGCORP GENERAL SECURED CLAIMS....................
               (a)   Impairment and Voting..................................
               (b)   Distributions..........................................
      4.3      CLASS 3A - MAGCORP ENVIRONMENTAL CLAIMS......................
               (a)   Impairment and Voting..................................
               (b)   Distributions..........................................
      4.4      CLASS 4A - MAGCORP SENIOR NOTE GUARANTY CLAIMS...............
               (a)   Impairment and Voting..................................
               (b)   Distributions..........................................
      4.5      CLASS 5A - GENERAL UNSECURED CLAIMS..........................
               (a)   Impairment and Voting..................................
               (b)   Distributions..........................................
      4.6      CLASS 6A - MAGCORP INTERCOMPANY CLAIMS.......................
               (a)   Impairment.............................................
               (b)   Distributions and Voting...............................
      4.7      CLASS 7A - MAGCORP SUBORDINATED CLAIMS.......................
               (a)   Impairment and Voting..................................
               (b)   Distributions and Voting...............................
      4.8      CLASS 8A - OLD MAGCORP STOCK INTERESTS.......................
               (a)   Impairment and Voting..................................
               (b)   Distributions..........................................

ARTICLE 5      TREATMENT OF CLASSIFIED CLAIMS AND EQUITY INTERESTS
               AGAINST METALS...............................................
      5.1      CLASS 1B - METALS PRIORITY CLAIMS............................
               (a)   Impairment and Voting..................................
               (b)   Distributions..........................................
      5.2      CLASS 2B - METALS GENERAL SECURED CLAIMS.....................
               (a)   Impairment and Voting..................................
               (b)   Distributions..........................................
      5.3      CLASS 3B - METALS ENVIRONMENTAL CLAIMS.......................
               (a)   Impairment and Voting..................................
               (b)   Distributions..........................................
      5.4      CLASS 4B - METALS SENIOR NOTE CLAIMS.........................
               (a)   Impairment and Voting..................................
               (b)   Distributions..........................................
               (c)   Cancellation of Senior Notes and Related Instruments...
               (d)   Procedure for Making Distributions to Holders
                       of Class 4B Claims...................................
      5.5      CLASS 5B - GENERAL UNSECURED CLAIMS..........................
               (a)   Impairment and Voting..................................
               (b)   Distributions..........................................
      5.6      CLASS 6B - METALS INTERCOMPANY CLAIMS........................
               (a)   Impairment and Voting..................................
               (b)   Distributions..........................................
      5.7      CLASS 7B - METALS SUBORDINATED CLAIM.........................
               (a)   Impairment.............................................
               (b)   Distributions and Voting...............................
      5.8      CLASS 8B - OLD METALS STOCK INTERESTS........................
               (a)   Impairment and Voting..................................
               (b)   Distributions..........................................

ARTICLE 6      IMPLEMENTATION AND EFFECT OF CONFIRMATION OF PLAN............
      6.1      Plan Funding.................................................
      6.2      Post Effective Date Financing Facilities.....................
               (a)   Senior Post Effective Date Financing Facility..........
               (b)   Post Effective Date Capital Contribution...............
               (c)   Auction With Respect to Capital Contribution Source....
      6.3      Reorganized MagCorp Charter..................................
      6.4      Reorganized Metals Charter...................................
      6.5      Issuance of Reorganized Metals Common Stock..................
      6.6      Issuance of New MagCorp Common Stock.........................
      6.7      Issuance of New Notes........................................
      6.8      Operation of Debtors-in-Possession Between
                 Confirmation Date and Effective Date.......................
      6.9      Management of Reorganized MagCorp and Reorganized Metals.....
      6.10     Directors and Officers of Reorganized MagCorp
                 and Reorganized Metals.....................................
               (a)   Boards of Directors of Reorganized MagCorp
                       and Reorganized Metals...............................
               (b)   Officers of Reorganized MagCorp and Reorganized Metals.
               (c)   Employment Contracts...................................
      6.11     Management Fee...............................................
      6.12     Cancellation and Surrender of Existing Securities
                 and Agreements.............................................
      6.13     Continuation of Bankruptcy Injunction or Stays...............
      6.14     Revesting of Assets..........................................
      6.15     General Release of Liens.....................................
      6.16     Full and Final Satisfaction..................................
      6.17     Retained Causes of Action....................................
      6.18     Treatment of Subordination Rights............................
      6.19     Administration After the Effective Date......................
      6.20     Setoffs......................................................
      6.21     Corporate Action.............................................
      6.22     United States Trustee Fees...................................
      6.23     Section 1145 Exemption.......................................

ARTICLE 7 PROVISIONS REGARDING VOTING AND DISTRIBUTIONS UNDER THE PLAN AND TREATMENT OF DISPUTED, CONTINGENT AND UNLIQUIDATED CLAIMS
      7.1      Voting of Claims.............................................
      7.2      Nonconsensual Confirmation...................................
      7.3      Method of Distributions Under the Plan.......................
               (a)   In General.............................................
               (b)   Distributions of Cash..................................
               (c)   Timing of Distributions................................
               (d)   Fractional Cents.......................................
               (e)   Fractional Shares......................................
               (f)   Unclaimed Distributions................................
               (g)   Distributions to Holders as of the
                       Distribution Record Date............................
      7.4      Objections to and Resolution of Claims.......................
      7.5      Disputed Claims..............................................
      7.6      Disputed Payments............................................

ARTICLE 8      EXECUTORY CONTRACTS AND UNEXPIRED LEASES;
               INDEMNIFICATION CLAIMS; RETIREE BENEFITS.....................
      8.1      Executory Contracts and Unexpired Leases.....................
      8.2      Bar Date for Filing Proofs of Claim Relating to Executory
                 Contracts and Unexpired Leases Rejected Pursuant
                 to the Plan................................................
      8.3      Post Petition Indemnification Claims.........................
      8.4      Compensation and Benefit Programs............................
      8.5      Retiree Benefits.............................................

ARTICLE 9      [INTENTIONALLY BLANK]........................................

ARTICLE 10     PROVISIONS REGARDING RELEASES, DISCHARGE, AND INJUNCTIONS....
      10.1     Waiver of Claims and Releases................................
               (a)   Waiver of Claims.......................................
      10.2     Releases.....................................................
      10.3     Injunctions..................................................
               (a)   Injunction Related to Released Claims..................
               (b)   Injunction Relating to the Plan........................

ARTICLE 11     EFFECTIVE DATE...............................................
      11.1     Conditions to Confirmation...................................
               (a)   Disclosure Statement Order.............................
               (b)   Bidding Procedures Order...............................
               (c)   Commitment Letter from Post Effective Date Financiers..
               (d)   Environmental Issues...................................
               (e)   All Impaired classes of Claims entitled to vote
                       on the Plan have accepted the Plan in accordance
                       with section 1126 of the Bankruptcy Code.............
      11.2     Conditions to the Effective Date.............................
               (a)   Confirmation Order.....................................
               (b)   Plan Documents.........................................
               (c)   Post Effective Date Financing Facility.................
               (d)   Assumption of Executory Contracts and Unexpired Leases.
               (e)   No Revocation..........................................
               (f)   New Charters...........................................
               (g)   By-Laws................................................
               (h)   Other..................................................
               (i)   DIP Lenders Claims.....................................
               (j)   Administrative Expense Claims..........................
      11.3     Waiver of Conditions.........................................
      11.4     Effect of Failure of Conditions..............................

ARTICLE 12     RETENTION OF JURISDICTION....................................
      12.1     Retention of Jurisdiction....................................

ARTICLE 13     MISCELLANEOUS PROVISIONS.....................................
      13.1     Effectuating Documents and Further Transactions..............
      13.2     Exemption from Transfer Taxes................................
      13.3     Exculpation..................................................
      13.4     Amendment or Modification of the Plan........................
      13.5     Severability.................................................
      13.6     Revocation or Withdrawal of the Plan.........................
      13.7     Binding Effect...............................................
      13.8     Termination of Official Committee............................
      13.9     Governing Law................................................
      13.10    Withholding and Reporting Requirements.......................
      13.11    Plan Supplement..............................................
      13.12    Headings.....................................................
      13.13    Inconsistency................................................

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
---------------------------------------------x
                                             :
In re                                             Chapter 11
                                             :
RENCO METALS, INC.,                               Case No. 01-14311(REG)
                                             :
                      Debtor.
                                             :
---------------------------------------------x
                                             :
In re

                                             :
MAGNESIUM CORPORATION OF AMERICA,                 Case No. 01-14312(REG)
                                             :
                      Debtor.
                                             :
---------------------------------------------x



                      DEBTORS' JOINT PLAN OF REORGANIZATION
                     UNDER CHAPTER 11 OF THE BANKRUPTCY CODE
                     ---------------------------------------

            Magnesium Corporation of America and Renco Metals Inc., the Debtors and Debtors in Possession in the above-captioned cases, hereby propose the following joint plan of reorganization under section 1121(a) of title 11 of the United States Code:


                                    ARTICLE 1

                      DEFINITIONS AND CONSTRUCTION OF TERMS
                      -------------------------------------

            Definitions; Interpretation; Application of Definitions and Rules of Construction. For purposes of this Plan, the following terms shall have the meanings specified in this Article 1. A term used herein that is not defined herein, but that is used in the Bankruptcy Code, shall have the meaning ascribed to that term in the Bankruptcy Code. Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include both the singular and the plural and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter. Unless otherwise specified, all section, Article, Schedule or Exhibit references in the Plan are to the respective section in, Article of, Schedule to, or Exhibit to, the Plan. The words "herein," "hereof," "hereto," "hereunder" and other words of similar import refer to the Plan as a whole and not to any particular section, sub-section or clause contained in the Plan. The rules of construction contained in section 102 of the Bankruptcy Code shall apply to the construction hereof. The headings in the Plan are for convenience of reference only and shall not limit or otherwise affect the provisions hereof.

            1.1 "Administrative Expense". Administrative Expense means a Claim for payment of an administrative expense of a kind specified in section 503(b) of the Bankruptcy Code and entitled to priority pursuant to section 507(a)(1) of the Bankruptcy Code, including but not limited to, (a) the DIP Lender Claims,
(b) the actual, necessary costs and expenses, incurred after the Petition Date, of preserving the Estates and operating the businesses of the Debtors-in-Possession, including wages, salaries, or commissions for services rendered after the commencement of the Chapter 11 Cases, (c) Professional Fees, and (d) all Claims that are entitled to priority as Claims of a kind specified in section 503(b) of the Bankruptcy Code pursuant to a Final Order of the Bankruptcy Court under section 546(c)(2)(A) of the Bankruptcy Code.

            1.2 "Allowed". Allowed means, with respect to a Claim, a Claim or any portion thereof, (i) that has been allowed by a Final Order, (ii) for which a Bar Date has been established and a proof of claim has been timely filed with the Bankruptcy Court pursuant to the Bankruptcy Code, the Bankruptcy Rules, or any Final Order, and as to which either (A) no objection to its allowance has been filed within the periods of limitation fixed by the Bankruptcy Code, the Bankruptcy Rules or by a Final Order, or (B) any objection to its allowance has been withdrawn, or has been settled or denied by a Final Order, (iii) that is expressly allowed in the Plan, or (iv) that has been listed by the Debtors in their Schedules and (A) is not listed as disputed, contingent or unliquidated, and (B) is not a Claim as to which a proof of claim has been filed.

            1.3 "Avoidance Actions". Avoidance Actions means all rights, remedies, claims or causes of action, whether at law, in equity, or otherwise of or on behalf of the Debtors arising under sections 544, 547, 548, 549, 550, or 558 of the Bankruptcy Code, or any other similar state or federal law, against all Persons.

            1.4 "Ballot". Ballot means the form or forms distributed to each holder of an impaired Claim entitled to vote on the Plan on which an acceptance or rejection of the Plan shall be indicated.

            1.5 "Bankruptcy Code". Bankruptcy Code means title 11 of the United States Code, as amended from time to time, as applicable to the Chapter 11 Cases.

            1.6 "Bankruptcy Court". Bankruptcy Court means the United States Bankruptcy Court for the Southern District of New York having jurisdiction over the Chapter 11 Cases or, to the extent that such Court ceases to exercise jurisdiction over the Chapter 11 Cases, such other Court or adjunct thereof that exercises jurisdiction over the Chapter 11 Cases.

            1.7 "Bankruptcy Rules". Bankruptcy Rules means the Federal Rules of Bankruptcy Procedure as promulgated under 28 U.S.C. ss. 2075, and any Local Rules of the Bankruptcy Court, to the extent applicable to the Chapter 11 Cases.

            1.8 "Bar Date". Bar Date means February 20, 2002, the date fixed by order of the Bankruptcy Court by which certain Persons asserting a Claim against the Debtors must file a proof of claim or be forever barred from asserting a Claim against the Debtors or their property and from voting on the Plan and/or sharing in distributions hereunder.

            1.9 "Bidding Procedures Motion". Bidding Procedures Motion means a motion to be filed by the Debtors within 10 days after the hearing on the Disclosure Statement for entry of the Bidding Procedures Order.

            1.10 "Bidding Procedures Order". Bidding Procedures Order means an order entered by the Bankruptcy Court establishing procedures for submitting higher and better offers by Persons seeking to purchase the New Metals Common Stock by becoming the Post Effective Date Capital Contribution Source.

            1.11 "Business Day". Business Day means any day other than a Saturday, Sunday or legal holiday, as such term is defined in Bankruptcy Rule 9006.

            1.12 "Cash". Cash means cash, cash equivalents (including personal checks drawn on a bank insured by the Federal Deposit Insurance Corporation, certified checks and money orders) and other readily marketable direct obligations of the United States of America and certificates of deposit issued by banks.

            1.13 "Causes of Action". Causes of Action means all rights, remedies, claims or causes of action, whether at law, in equity, or otherwise of or on behalf of the Debtors' Estates arising under any provision of the Bankruptcy Code or other applicable law, including but not limited to Avoidance Actions, against all Persons.

            1.14 "Chapter 11 Cases". Chapter 11 Cases means the Debtors' cases under Chapter 11 of the Bankruptcy Code, jointly administered in the Bankruptcy Court.

            1.15 "Claim". Claim means a claim as defined in section 101(5) of the Bankruptcy Code.

            1.16 "Class". Class means a category of Persons holding Claims or Equity Interests, as designated in Article 3 of this Plan.

            1.17 "Collateral". Collateral means any property or interest in property of the Estates that is subject to a Lien, which Lien is not subject to avoidance under the Bankruptcy Code or otherwise invalid under the Bankruptcy Code or other applicable law.

            1.18 "Confirmation". Confirmation means confirmation of the Plan pursuant to the Confirmation Order and section 1129 of the Bankruptcy Code.

            1.19 "Confirmation Date". Confirmation Date means the date on which the Clerk of the Bankruptcy Court enters the Confirmation Order on the docket.

            1.20 "Confirmation Hearing". Confirmation Hearing means the hearing held by the Bankruptcy Court to consider Confirmation, as such hearing may be adjourned or continued from time to time.

            1.21 "Confirmation Order". Confirmation Order means the order of the Bankruptcy Court confirming the Plan pursuant to the provisions of the Bankruptcy Code.

            1.22 "Credit Facility". Credit Facility means that certain Amended and Restated Loan and Security Agreement dated as of August 4, 1993, as amended, supplemented or otherwise modified prior to the Petition Date, between MagCorp and the Pre-Petition Lender.

            1.23 "Creditors' Committee". Creditors' Committee means the Official Committee of Unsecured Creditors appointed in the Debtors' cases pursuant to section 1102(a) of the Bankruptcy Code as constituted from time to time.

            1.24 "Debtors". Debtors means, jointly, MagCorp and Metals.

            1.25 "Debtors-in-Possession". Debtors-in-Possession means the Debtors in their capacity as debtors-in-possession in the Chapter 11 Cases pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.

            1.26 "DIP Financing Order". DIP Financing Order means the order or orders of the Bankruptcy Court, including any such interim and final orders, approving and authorizing the terms of debtor-in-possession financing arrangements, including use of cash collateral, in the Chapter 11 Cases pursuant to the DIP Loan Documents.

            1.27 "DIP Lender". DIP Lender means Congress Financial Corporation or any successor thereto under the DIP Loan Documents and the DIP Financing Order.

            1.28 "DIP Lender's Claim". DIP Lender's Claim means any Claim of the DIP Lender arising under or pursuant to the DIP Loan Documents or the DIP Financing Order.

            1.29 "DIP Loan Documents". DIP Loan Documents means all documents and instruments evidencing or setting forth the terms of the debtor-in-possession financing arrangements in the Chapter 11 Cases, as such documents and/or instruments may be amended, supplemented or otherwise modified in writing from time to time, between the Debtors-in-Possession and the DIP Lender, as approved by the DIP Financing Order.

            1.30 "Disallowed Claim". Disallowed Claim means (a) a Claim, or any portion thereof, that has been disallowed by a Final Order or (b) a Claim as to which (i) a Bar Date has been established by the Bankruptcy Code, the Bankruptcy Rules or a Final Order but (ii) no proof of claim has been timely filed or deemed timely filed with the Bankruptcy Court pursuant to either the Bankruptcy Code, the Bankruptcy Rules or a Final Order.

            1.31 "Disclosure Statement". Disclosure Statement means the disclosure statement relating to the Plan, including, without limitation, all exhibits and schedules thereto, in the form approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code.

            1.32 "Disputed Claim". Disputed Claim means a Claim, or any portion thereof, that is neither an Allowed Claim nor a Disallowed Claim.

            1.33 "Distribution Record Date". Distribution Record Date means the Confirmation Date.

            1.34 "Effective Date". Effective Date means the date which is eleven
(11) days after the Confirmation Date, or if such date is not a Business Day, the next succeeding Business Day; provided, however, that if, as of such date, all conditions to the occurrence of the Effective Date set forth in section 11.2 of this Plan have not been satisfied or waived pursuant to section 11.3 of this Plan, then the first Business Day on which all such conditions have been satisfied or waived.

            1.35 "Environmental Claims". Environmental Claims means any alleged liability of the Debtors relating to noncompliance with or violation of a Federal, State, or Local environmental statute or regulation promulgated thereunder other than a Claim for a fine or penalty that (i) is determined pursuant to a Final Order, or (ii) is agreed to by the Debtors and the holder of such Environmental Claim, to be nondischargeable under the Plan.

            1.36 "Equity Interests". Equity Interests means, collectively, Old Metals Common Stock Interests and the Old MagCorp Common Stock Interests.

            1.37 "Estates". Estates means the estates created in the Chapter 11 Cases pursuant to section 541 of the Bankruptcy Code.

            1.38 "Final Order". Final Order means an order or judgment of the Bankruptcy Court as to which the time to appeal, petition for certiorari, or move for reargument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for reargument or rehearing shall then be pending or as to which any right to appeal, petition for certiorari, reargue, or rehear shall have been waived in writing in form and substance satisfactory to the Debtors or Reorganized MagCorp or Reorganized Metals, as the case may be or, in the event that an appeal, writ of certiorari, or reargument or rehearing thereof has been sought, such order or judgment of the Bankruptcy Court shall have been determined by the highest court to which such order was appealed, or certiorari, reargument or rehearing shall have been denied and the time to take any further appeal, petition for certiorari or move for reargument or rehearing shall have expired. Rights to rehearing under Federal Rules of Civil Procedure 59 and 60 and section 502(j) of the Bankruptcy Code, which rights can be invoked more than ten days after an order is entered, shall not prevent an order from being a Final Order.

            1.39 "General Secured Claim". General Secured Claim means any Secured Claim other than a DIP Lenders Claim.

            1.40 "General Unsecured Claim". General Unsecured Claim (a) means any Claim that is not a DIP Lenders' Claim, an Administrative Expense, a Priority Claim, a Priority Tax Claim, a Secured Claim, a Senior Note Claim, a Senior Note Guaranty Claim, a Subordinated Claim, an Environmental Claim or an Intercompany Claim.

            1.41 "Indemnification Claim". Indemnification Claim means any Claim or other obligation relating to contribution, indemnification or exculpation by MagCorp or Metals, as arise under applicable laws or agreements or as provided in any of (i) the certificate of incorporation for MagCorp or Metals as in effect prior to or as of the Confirmation Date, (ii) the by-laws in effect prior to or as of the Petition Date for MagCorp or Metals, (iii) any agreement with MagCorp or Metals or (iv) the certificates of incorporation, by-laws, or similar documents or agreements of or with MagCorp or Metals as in effect prior to or as of the Confirmation Date.

            1.42 "Indenture". Indenture means that certain indenture dated as of July 1, 1996, as amended or supplemented from time to time in accordance with the terms thereof, between Metals as Issuer and the Indenture Trustee, pursuant to which the Senior Notes were issued.

            1.43 "Indenture Trustee". Indenture Trustee means Fleet National Bank as trustee under the Indenture, or any successor trustee under the Indenture.

            1.44 "Interest". Interest shall have the meaning ascribed to the term "equity security" in section 101(16) of the Bankruptcy Code.

            1.45 "Lien". Lien shall have the meaning set forth in section 101(37) of the Bankruptcy Code; except that a lien that has been avoided in accordance with sections 544, 545, 546, 547, 548 or 549 of the Bankruptcy Code shall not constitute a Lien.

            1.46 "MagCorp Class 5A Cash". MagCorp Class 5A Cash means the sum of $1,500,000, less the amount of Metals Class 5B Cash.

            1.47 "MagCorp Guaranty". MagCorp Guaranty means the guaranty given by MagCorp in favor of the holders of the New Notes under the New Note Indenture.

            1.48 "Management Agreement". Management Agreement means that certain management agreement dated August 4, 1993 between Renco Group and Metals pursuant to which Renco Group is paid a management fee of $100,000 per month in consideration of the services provided thereunder.

            1.49 "Management Fee". Management Fee means the fee payable to Renco Group under the Management Agreement.

            1.50 "Metals Class 5B Cash". Metals Class 5B Cash means cash in the amount to be determined by the Bankruptcy Court at or before the Confirmation Hearing to provide holders of Allowed Class 5B Claims with substantially the same distribution as holders of Allowed Class 5A Claims under the Plan.

            1.51 "Metals Intercompany Claim". Metals Intercompany Claim means a claim in the amount of approximately $161,000,000 reflected in the books and records of Metals and MagCorp as a loan from Metals to MagCorp.

            1.52 "New MagCorp Common Stock". New MagCorp Common Stock means the no par value common stock of Reorganized MagCorp issued pursuant to this Plan and the Reorganized MagCorp Charter.

            1.53 "New Metals Common Stock". New Metals Common Stock means the no par value common stock of Reorganized Metals issued pursuant to this Plan and the Reorganized Metals Charter.

            1.54 "New Note Indenture". New Note Indenture means that certain Indenture, dated as of the Effective Date, between Reorganized MagCorp, and the New Note Indenture Trustee as trustee pursuant to which the New Notes shall be issued. The full text of the New Note Indenture is contained in the Plan Supplement.

            1.55 "New Note Indenture Trustee". New Note Indenture Trustee means the entity identified as trustee in the New Note Indenture.

            1.56 "New Notes". New Notes means Reorganized MagCorp ten percent (10%) Convertible Senior Subordinated Notes due on the seventh (7th) anniversary of the Effective Date, in the aggregate principal amount of $75,000,000, to be issued in accordance with the provisions of the Plan and governed by the terms of the New Note Indenture. Each Note shall be subordinated to Senior Indebtedness and convertible at any time upon thirty days irrevocable notice to such Note holder's Pro Rata Share of 48.9% of the New MagCorp Common Stock in accordance with the New Notes Term Sheet.

            1.57 "New Notes Term Sheet". New Notes Term Sheet means the term sheet annexed to the Plan as Exhibit "1".

            1.58 "New Securities". New Securities means, collectively, the New Metals Common Stock, the New MagCorp Common Stock and the New Notes.

            1.59 "Old MagCorp Common Stock Interests". Old MagCorp Common Stock Interests means the Interests represented by duly authorized, validly issued and outstanding shares of common stock of MagCorp, prior to the Effective Date.

            1.60 "Old Metals Common Stock Interests". Old Metals Common Stock Interests means the Interests represented by duly authorized, validly issued and outstanding shares of common stock of Metals, prior to the Effective Date.

            1.61 "Person". Person means any individual, corporation, partnership, joint venture, association, joint-stock company, estate, trust, unincorporated association or organization, governmental agency or political subdivision thereof, the United States Trustee, and any successors or assigns of any of the foregoing.

            1.62 "Petition Date". Petition Date means August 2, 2001, the date upon which the Debtors filed their voluntary Chapter 11 petitions with the Bankruptcy Court pursuant to the Bankruptcy Code.

            1.63 "Plan". Plan means this Chapter 11 plan including, without limitation, the Plan Supplement and the Plan Documents, and all exhibits, supplements, appendices and schedules hereto and thereto, either in its present form or as the same may be altered, amended or modified from time to time.

            1.64 "Plan Documents". Plan Documents means the Reorganized MagCorp Charter, the Reorganized Metals Charter, the Post Effective Date Financing Facilities Documents and any document, instrument or agreement to be executed in connection with the issuance of New Notes, as all such documents may be amended in accordance with section 13.4 hereof.

            1.65 "Plan Rate". Plan Rate means 7.0%.

            1.66 "Plan Supplement". Plan Supplement means the supplement, containing copies of the Plan Documents, which shall be filed with the Bankruptcy Court. The Plan Supplement is incorporated into, and is a part of, this Plan as if set forth in full herein, and all references to this Plan shall refer to this Plan together with all documents contained in the Plan Supplement. The Plan Supplement (containing drafts or final versions of the Plan Documents) shall be filed with the Bankruptcy Court as early as practicable (but in no event later than ten (10) Business Days) prior to the deadline fixed for filing objections to Confirmation.

            1.67 "Post Effective Date Capital Contribution". Post Effective Date Capital Contribution means an equity contribution in the aggregate amount of at least $10,000,000 in Cash from the Post Effective Date Capital Contribution Source to Reorganized Metals in consideration for the New Metals Common Stock, and in the event that Renco Group is the Post-Effective Date Capital Contribution source, certain releases. New Metals will, in turn, simultaneously make a capital contribution to Reorganized MagCorp in an amount equal to the amount of such funding in consideration for the New MagCorp Common Stock to be used by MagCorp (i) to pay the supplemental term loan under the DIP Facility and
(ii) for general working capital purposes.

            1.68 "Post Effective Date Capital Contribution Documents". Post Effective Date Capital Contribution Documents means the documents, or term sheets setting forth the terms of the Post Effective Date Capital Contribution, substantially in the form contained in the Plan Supplement and annexed to the Bidding Procedures Order.

            1.69 "Post Effective Date Capital Contribution Source". Post Effective Date Capital Contribution Source means the Renco Group or its designee who will make the Post Effective Date Capital Contribution in exchange for the New Common Stock and the releases provided for under the Plan, or another Person who submits a higher and better bid to purchase the New Common Stock by (i) making a greater Post Effective Date Capital Contribution, (ii) agreeing to be bound by the same terms and conditions as the Renco Group under the Plan and the Post Effective Date Capital Contribution Documents, (iii) providing a deposit in the form of a letter of credit or certified check in the amount of $10,000,000 on or before the date set forth in the Bidding Procedures Order which date shall be prior to the Confirmation Hearing, (iv) providing adequate assurances of its ability to obtain a Senior Post Effective Date Financing Facility that is acceptable to the Debtors, and (iv) otherwise complying with the Bidding Procedures Order.

            1.70 "Post Effective Date Financiers". Post Effective Date Financiers means, collectively, the Senior Post Effective Date Lenders and the Post Effective Date Capital Contribution Source.

            1.71 "Post Effective Date Financing Facilities". Post Effective Date Financing Facilities means, collectively, the Senior Post Effective Date Financing Facility and the Post Effective Date Capital Contribution.

            1.72 "Post Effective Date Financing Facilities Documents". Post Effective Date Financing Facilities Documents means, collectively, the Senior Post Effective Date Financing Facility Documents and the Post Effective Date Capital Contribution Documents, the documents or term sheets for which shall be substantially in the forms included in the Plan Supplement.

            1.73 "Pre-Petition Lender". Pre-Petition Lender means Congress Financial Corp or any successor thereto under the Credit Facility.

            1.74 "Priority Claim". Priority Claim means any Claim (or portion thereof), if any, entitled to priority under section 507(a) of the Bankruptcy Code other than a Priority Tax Claim or an Administrative Expense Claim.

            1.75 "Priority Tax Claim". Priority Tax Claim means any Claim of a governmental unit entitled to priority under section 507(a)(8) of the Bankruptcy Code.

            1.76 "Pro Rata Share". Pro Rata Share means a proportionate share, so that the ratio of the consideration distributed on account of an Allowed Claim in a Class (or, when the context requires, a portion of a Class) to the amount of such Allowed Claim is the same as the ratio of the amount of the consideration distributed on account of all Allowed Claims in such Class (or, when the context requires, Classes or portion of a Class) to the amount of all Allowed Claims in such Class (or Classes or portion of a Class).

            1.77 "Professional Fees". Professional Fees means the fees and expenses incurred by Professionals.

            1.78 "Professionals". Professionals means those Persons (a) employed pursuant to an order of the Bankruptcy Court in accordance with sections 327 or 1103 of the Bankruptcy Code and to be compensated for services pursuant to sections 327, 328, 329, 330 and 331 of the Bankruptcy Code, or (b) for which compensation and reimbursement has been allowed by the Bankruptcy Court pursuant to section 503(b)(4) of the Bankruptcy Code.

            1.79 "Released Parties". Released Parties means, collectively, Reorganized Metals, Reorganized MagCorp, the Post Effective Date Lender, and provided that Renco Group or its designee is the Post Effective Date Capital Contribution Source, Mr. Ira Rennert and Renco Group, and, with respect to each of the above-named Persons, such Person's affiliates, principals, employees, agents, officers, directors, financial advisors, attorneys and other professionals.

            1.80 "Renco Group". Renco Group means The Renco Group, Inc., the sole shareholder of Metals.

            1.81 "Reorganized Debtors". Reorganized Debtors means, collectively, Reorganized MagCorp and Reorganized Metals.

            1.82 "Reorganized MagCorp". Reorganized MagCorp means the successor to MagCorp on and after the Effective Date, or any successor thereto or assignee thereof by merger, consolidation or otherwise.

            1.83 "Reorganized MagCorp Charter". Reorganized MagCorp Charter means the amended and restated certificate of incorporation and bylaws of Reorganized MagCorp which shall be substantially in the form contained in the Plan Supplement.

            1.84 "Reorganized Metals". Reorganized Metals means the successor to Metals on and after the Effective Date, or any successor thereto or assignee thereof by merger, consolidation or otherwise.

            1.85 "Reorganized Metals Charter". Reorganized Metals Charter means the amended and restated certificate of incorporation and bylaws of Reorganized Metals, which shall be substantially in the form contained in the Plan Supplement.

            1.86 "Retiree Benefits". Retiree Benefits means payments to any entity or Person for the purpose of providing or reimbursing payments for retired employees of the Debtors and of any other entities as to which the Debtors are obligated to provide retiree benefits and the eligible spouses and eligible dependents of such retired employees, for medical, surgical, or hospital care benefits, or benefits in the event of sickness, accident, disability, or death under any plan, fund or program (through the purchase of insurance or otherwise) maintained or established in whole or in part by the Debtors prior to the Petition Date, as such plan, fund or program was then in ..effect or as heretofore or hereafter amended.

            1.87 "Schedules". Schedules means the schedules of assets and liabilities, the list of holders of interests and the statements of financial affairs filed by the Debtors under section 521 of the Bankruptcy Code and Bankruptcy Rule 1007, as such schedules, lists and statements have been or may be supplemented or amended from time to time.

            1.88 "Secured Claim". Secured Claim means any Claim of a creditor that, to the extent reflected in the Schedules or a proof of claim, which (a) is secured by a Lien on Collateral, to the extent of the value of such creditor's interest in such Collateral, as determined in accordance with section 506(a) of the Bankruptcy Code, or (b) is subject to setoff under section 553 of the Bankruptcy Code, to the extent of the amount subject to setoff.

            1.89 "Senior Indebtedness". Senior Indebtedness shall have the meaning ascribed to it in the New Note Indenture and the New Notes Term Sheet.

            1.90 "Senior Note Claim". Senior Note Claim means any Claim based upon or evidenced by a Senior Note.

            1.91 "Senior Note Guaranty Claim". Senior Note Guaranty Claim means any Claim based upon or evidenced by the guaranty of MagCorp dated as of July 1, 1996, of the Senior Notes.

            1.92 "Senior Notes". Senior Notes means the 11 1/2% senior notes due 2003, in the original principal amount of $150 million, issued pursuant to the Indenture.

            1.93 "Senior Post Effective Date Financing Facility". Senior Post Effective Date Financing Facility means a Post Effective Date term loan and working capital revolving credit financing between Reorganized MagCorp and the Senior Post Effective Date Lender, containing the terms and conditions set forth in a commitment letter that shall be delivered to the Debtors by the Senior Post Effective Date Lender and which terms and conditions shall be reasonably acceptable to the Debtors and the Post Effective Date Financiers, and provides for the payment in full of all obligations under the DIP Facility on or before the Effective Date.

            1.94 "Senior Post Effective Date Financing Facility Documents". Senior Post Effective Date Financing Facility Documents means the documents or term sheets setting forth the terms of the Senior Post Effective Date Financing Facility, substantially in the form included in the Plan Supplement.

            1.95 "Senior Post Effective Date Financing Facility Term Sheet". Senior Post Effective Note Financing Facility Term Sheet shall mean the term sheet contained in the Plan Supplement and annexed to the Bidding Procedures Motion contains the material terms of the Senior Post Effective Date Financing Facility.

            1.96 "Senior Post Effective Date Lender". Senior Post Effective Date Lender means any lender that is a participant in the Senior Post Effective Date Financing Facility.

            1.97 "Subordinated Claims". Subordinated Claims means all claims that are determined to be subordinate to General Unsecured Claims and Senior Note Claims pursuant to a Final Order of the Bankruptcy Court, whether pursuant to section 510 of the Bankruptcy Code or otherwise, and shall include all Claims for fines and penalties by any entity.

            1.98 "United States Trustee Fees". United States Trustee Fees means all fees and charges assessed against the Estates under chapter 123 of title 28, United States Code.


                                    ARTICLE 2

                                  TREATMENT OF
                 ADMINISTRATIVE EXPENSES AND PRIORITY TAX CLAIMS
                 -----------------------------------------------


            2.1 Non-Classification. As provided in section 1123(a)(1) of the Bankruptcy Code, Administrative Expenses and Priority Tax Claims against either of the Debtors are not classified for the purposes of voting on or receiving distributions under this Plan. All such Claims are instead treated separately upon the terms set forth in this Article 2.

            2.2 Administrative Expenses. Unless otherwise provided for herein, all Allowed Administrative Expenses shall be paid in full, in Cash, in such amounts as (a) are Allowed by the Bankruptcy Court, upon the latest of the Effective Date, the date upon which there is a Final Order allowing such Administrative Expenses or any other date specified in such order, or (b) are agreed upon between the holder of such Administrative Expenses and Reorganized MagCorp or Reorganized Metals. Notwithstanding the foregoing, all Administrative Expenses incurred by either of the Debtors-in-Possession in the ordinary course of business shall be paid by the respective Debtor-in-Possession or, on and after the Effective Date, Reorganized MagCorp or Reorganized Metals, pursuant to ordinary business terms.

            2.3 Treatment of DIP Lender's Claims. On the Effective Date, all obligations of the Debtors to the DIP Lender under the DIP Loan Documents shall be paid in full in Cash in immediately available funds or otherwise satisfied in a manner acceptable to the DIP Lender in accordance with the terms of the DIP Loan Documents. Upon compliance with the foregoing sentence, and unless otherwise agreed to, all Liens granted to secure such obligations shall be deemed canceled and shall be of no further force and effect without the necessity of any further action on behalf of the DIP Lender or the Debtors-in possession.

            2.4 Priority Tax Claims. Allowed Priority Tax Claims shall be paid through Cash payments deferred to the extent permitted by section 1129(a)(9) of the Bankruptcy Code and interest shall be paid on the unpaid portion of such Allowed Priority Tax Claims at the Plan Rate or such other rate as determined by the Bankruptcy Court. The deferred Cash payments shall commence on (a) the latest of (i) the Effective Date, (ii) the date upon which there is a Final Order allowing such Claim as an Allowed Priority Tax Claim, (iii) the date that such Allowed Priority Tax Claim would have been due if the Chapter 11 Cases had not been commenced, or (b) upon such other later date as may be agreed to between the Debtors-in-Possession and any holder of an Allowed Priority Tax Claim.


                                    ARTICLE 3

                  CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS
                  ---------------------------------------------


            3.1 Elimination of Classes of Claims If No Claims Exist. In the event that a class of Claims identified in section 3.2 or section 3.3 of the Plan does not contain any claims, such class shall be deemed eliminated for all purposes under the Plan.

            3.2  Claims Against and Equity Interests in MagCorp.

Class                                                                     Status
-----                                                                     ------
Class 1A          MagCorp Priority Claims                             Unimpaired

Class 2A          MagCorp General Secured Claims                      Unimpaired
                  (constitute a separate Class numbered 2.1A, 2.2A, 2.3A and so on)

Class 3A          MagCorp Environmental Claims                        Unimpaired

Class 4A          MagCorp Senior Note Guaranty Claims                   Impaired

Class 5A          MagCorp General Unsecured Claims                      Impaired

Class 6A          MagCorp Intercompany Claims                           Impaired

Class 7A          MagCorp Subordinated Claims                           Impaired

Class 8A          Old MagCorp Common Stock Interests                    Impaired


            3.3  Claims Against and Equity Interests in Metals.
                 ---------------------------------------------

Class                                                                     Status
-----                                                                     ------
Class 1B          Metals Priority Claims                              Unimpaired

Class 2B          Metals General Secured Claims                       Unimpaired
                  (constitute a separate Class numbered 2.1B, 2.2B, 2.3B and so on)

Class 3B          Metals Environmental Claims                         Unimpaired

Class 4B          Metals Senior Note Claims                             Impaired

Class 5B          Metals General Unsecured Claims                       Impaired

Class 6B          Metals Intercompany Claims                            Impaired

Class 7B          Metals Subordinated Claims                            Impaired

Class 8B          Old Metals Common Stock Interests                     Impaired


                                    ARTICLE 4

                                  TREATMENT OF
             CLASSIFIED CLAIMS AND EQUITY INTERESTS AGAINST MAGCORP
             ------------------------------------------------------


            4.1  CLASS 1A - PRIORITY CLAIMS.

            (a) Impairment and Voting. Class 1A is unimpaired under the Plan. Consequently, each holder of an Allowed Class 1A Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

            (b) Distributions. Each holder of an Allowed Class 1A Claim shall receive Cash in an amount equal to such Allowed Class 1A Claim on the later of the Effective Date and the date such Priority Claim becomes an Allowed Class 1A Claim, or as soon thereafter as is practicable, unless the holder of an Allowed Class 1A Claim and MagCorp agree to a different treatment thereof.

            4.2  CLASS 2A - MAGCORP GENERAL SECURED CLAIMS.

            (a) Impairment and Voting. Class 2A is unimpaired under the Plan. Consequently, each holder of an Allowed Class 2A Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

            (b) Distributions. At the option of MagCorp, (i) an Allowed Class 2A Claim shall be reinstated and rendered unimpaired in accordance with section 1124(2) of the Bankruptcy Code, (ii) a holder of an Allowed Class 2A Claim shall receive Cash in an amount equal to such Allowed Class 2A Claim, including any interest on such Allowed Class 2A Claim required to be paid pursuant to section 506(b) of the Bankruptcy Code, on the later of the Effective Date and the date such General Secured Claim becomes an Allowed Class 2A Claim, or as soon thereafter as is practicable, or (iii) a holder of an Allowed Class 2A Claim shall receive the Collateral securing its Allowed Class 2A Claim and any interest on such Allowed Class 2A Claim required to be paid pursuant to section 506(b) of the Bankruptcy Code, in full and complete satisfaction thereof on the later of the Effective Date and the date such General Secured Claim becomes Allowed, or as soon thereafter as is practicable.

            4.3  CLASS 3A - MAGCORP ENVIRONMENTAL CLAIMS.

            (a) Impairment and Voting. Class 3A is unimpaired under the Plan. Consequently, each holder of an Allowed Class 3A Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

            (b) Distributions. On the Effective Date each holder of an Allowed Class 3A Claim shall have its legal equitable and contractual rights, if any, against MagCorp unimpaired pursuant to section 1124(1) of the Code, except to the extent agreed to in writing by MagCorp and such holder of a MagCorp Environmental Claim.

            4.4  CLASS 4A - MAGCORP SENIOR NOTE GUARANTY CLAIMS.

            (a) Impairment and Voting. Class 4A is impaired under the Plan. Consequently, each holder of an Allowed Class 4A Claim shall be entitled to vote to accept or reject the Plan.

            (b) Distributions. In full and final satisfaction of its Allowed Class 4A Claim, each holder of an Allowed Class 4A Claim shall receive on the later of the Effective Date or the date such holder's Senior Note Claim becomes an Allowed Class 4A Claim, or as soon thereafter as is practicable, such holder's Pro Rata Share of 98% of the Senior Notes.

            4.5  CLASS 5A - GENERAL UNSECURED CLAIMS.

            (a) Impairment and Voting. Class 5A is impaired by the Plan. Consequently, each holder of an Allowed Class 5A Claim shall be entitled to vote to accept or reject the Plan.

            (b) Distributions. In full and final satisfaction of its Allowed Class 5A Claim, each holder of an Allowed Class 5A Claim shall receive (i) on the Effective Date, five percent (5%) of its Pro Rata Share of MagCorp Available Cash; (ii) on the first anniversary of the Effective Date, fifteen (15%) of its Pro Rata Share of MagCorp Class 5A Cash; and (iii) thereafter in four (4) equal annual installments commencing on the second anniversary of the Effective Date, its Pro Rata Share of the remainder of MagCorp Class 5A Cash.

            4.6  CLASS 6A - MAGCORP INTERCOMPANY CLAIMS.

            (a) Impairment and Voting. Class 6A is impaired by the Plan. The holder of Class 6A Claims shall be conclusively presumed to have rejected the Plan and is not entitled to vote to accept or reject the Plan.

            (b) Distributions and Voting. The holder of Allowed Class 6A Claims shall receive no distributions under the Plan on account of such Claims.

            4.7  CLASS 7A - MAGCORP SUBORDINATED CLAIMS.

            (a) Impairment and Voting. Class 7A is impaired by the Plan. Holders of Class 7A Claims shall be conclusively presumed to have rejected the Plan and is not entitled to vote to accept or reject the Plan.

            (b) Distributions and Voting. Holders of Class 7A Claims shall receive no distributions under the Plan on account of such Claims

            4.8  CLASS 8A - OLD MAGCORP STOCK INTERESTS.

            (a) Impairment and Voting. Class 8A is impaired under the Plan. The holder of an Allowed Class 8A Interest is conclusively presumed to have rejected the Plan and is not entitled to vote to accept or reject the Plan.

            (b) Distributions. On the Effective Date, record holders of Allowed Class 7A Interests shall be extinguished and the holder thereof shall receive no distribution under the Plan.


                                    ARTICLE 5

                         TREATMENT OF CLASSIFIED CLAIMS
                       AND EQUITY INTERESTS AGAINST METALS
                       -----------------------------------

            5.1  CLASS 1B - METALS PRIORITY CLAIMS.

            (a) Impairment and Voting. Class 1B is unimpaired under the Plan. Consequently, each holder of an Allowed Class 1B Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

            (b) Distributions. Each holder of an Allowed Class 1B Claim shall receive Cash in an amount equal to such Allowed Class 1B Claim on the later of the Effective Date and the date such Priority Claim becomes an Allowed Class 1B Claim, or as soon thereafter as is practicable, unless the holder of an Allowed Class 1B Claim and Metals agree to a different treatment thereof.

            5.2  CLASS 2B - METALS GENERAL SECURED CLAIMS.

            (a) Impairment and Voting. Class 2B is unimpaired under the Plan. Consequently, each holder of an Allowed Class 2B Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

            (b) Distributions. At the option of Metals, (i) an Allowed Class 2B Claim shall be reinstated and rendered unimpaired in accordance with section 1124(2) of the Bankruptcy Code, (ii) a holder of an Allowed Class 2B Claim shall receive Cash in an amount equal to such Allowed Class 2B Claim, including any interest on such Allowed Class 2B Claim required to be paid pursuant to section 506(b) of the Bankruptcy Code, on the later of the Effective Date and the date such General Secured Claim becomes an Allowed Class 2B Claim, or as soon thereafter as is practicable, or (iii) a holder of an Allowed Class 2B Claim shall receive the Collateral securing its Allowed Class 2B Claim and any interest on such Allowed Class 2B Claim required to be paid pursuant to section 506(b) of the Bankruptcy Code, in full and complete satisfaction thereof on the later of the Effective Date and the date such General Secured Claim becomes Allowed, or as soon thereafter as is practicable.

            5.3  CLASS 3B - METALS ENVIRONMENTAL CLAIMS.

            (a) Impairment and Voting. Class 3B is unimpaired under the Plan. Consequently, each holder of an Allowed Class 3B Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

            (b) Distributions. On the Effective Date, each holder of an Allowed Class 3B Claim shall have its legal equitable and contractual rights, if any, against Metals unimpaired pursuant to section 1124(1) of the Code, except to the extent agreed to in writing by Metals and such holder of a MagCorp Environmental Claim.

            5.4  CLASS 4B - METALS SENIOR NOTE CLAIMS.

            (a) Impairment and Voting. Class 4B is impaired under the Plan. Consequently, each holder of an Allowed Class 4B Claim shall be entitled to vote to accept or reject the Plan.

            (b) Distributions. In full and final satisfaction of its Allowed Class 4B Claim, each holder of an Allowed Class 4B Claim shall receive on the later of the Effective Date or the date such holder's Senior Note Claim becomes an Allowed Class 4B Claim, or as soon thereafter as is practicable, such holder's Pro Rata Share of 2% of the New Notes.

            (c) Cancellation of Senior Notes and Related Instruments. As of the Effective Date, all Senior Notes, and all indentures (including the Indenture, except as provided in the Plan), agreements, instruments and other documents evidencing Senior Note Claims and the rights of the holders thereof, shall be discharged as against the Debtors, and all obligations of any Person (including, without limitation, the holders of Senior Notes and the Indenture Trustee) under such indentures, agreements, instruments, and other documents shall be deemed fully and finally satisfied and released; provided, however, that the cancellation of the Indenture shall not impair the rights of holders of Senior Notes under the Plan.

            (d) Procedure for Making Distributions to Holders of Class 4B Claims. Each holder of an Allowed Class 4B Claim shall tender its Senior Notes to the Indenture Trustee in accordance with written instructions to be provided to such holders by the Indenture Trustee as promptly as possible following the Effective Date. Such instructions shall specify that delivery of such Senior Notes will be effected, and the risk of loss and title thereto will pass, only upon the proper delivery of such Senior Subordinated Notes with a letter of transmittal in accordance with such instructions. All surrendered Senior Notes shall be marked as canceled and delivered by the Indenture Trustee to the Debtors. All distributions of New Notes on account of Senior Note Claims shall be made by the New Indenture Trustee. It shall be a condition to the making of any distribution of New Notes to any holder of an allowed Senior Note Claim on account of such Claim that such holder shall have tendered to the Indenture Trustee such holder's Senior Notes or, in the event that any such Senior Notes are lost, stolen, mutilated or destroyed, evidence satisfactory to the Indenture Trustee of the loss, mutilation or destruction of such Senior Notes or, at the Indenture Trustee's option, an affidavit of such holder in accordance, and in compliance, with Article 8 of the Uniform Commercial Code. Distributions under this Plan to any Person in respect of Senior Notes shall not be made if such Person has not complied with the provisions of the foregoing sentence within two
(2) years following the Effective Date, and any such Person shall be deemed to have no further Claim and shall not participate in any distribution under this Plan.

            5.5  CLASS 5B - GENERAL UNSECURED CLAIMS.

            (a) Impairment and Voting. Class 5B is impaired by the Plan. Consequently, each holder of an Allowed Class 5B Claim shall be entitled to vote to accept or reject the Plan.

            (b) Distributions. In full and final satisfaction of its Allowed Class 5B Claim, each holder of an Allowed Class 5B Claim shall receive (i) on the Effective Date five percent (5%) of its Pro Rata Share of Metals Class 5B Cash; (ii) on the first anniversary of the Effective Date, fifteen (15%) of its Pro Rata Share of Metals Class 5B Cash; and (iii) thereafter four (4) equal annual installments commencing on the second anniversary of the Effective Date, its Pro Rata Share of the remainder of Metals Class 5B Cash.

            5.6  CLASS 6B - METALS INTERCOMPANY CLAIMS.

            (a) Impairment and Voting. Class 6B is impaired by the Plan. As an insider, the vote of the holder of Allowed Class 6A Claims shall not be counted as an acceptance of the Plan.

            (b) Distributions. The holder of Allowed Class 6B Claims shall receive 2% of the New Notes and Metals Class 5B Cash which shall be payable directly to the holders of Allowed Claims in Class 4B and 5B pursuant to the Plan.

            5.7  CLASS 7B - METALS SUBORDINATED CLAIM.

            (a) Impairment and Voting. Class 7B is impaired by the Plan. Holders of Class 7B Claims shall be conclusively presumed to have rejected the Plan and shall not be entitled to vote to accept or reject the Plan.

            (b) Distributions. Holders of Class 7B Claims shall receive no distribution under the Plan on account of such Claims.

            5.8  CLASS 8B - OLD METALS STOCK INTERESTS.

            (a) Impairment and Voting. Class 8B is impaired under the Plan. The holder of the Allowed Class 8B Interests is conclusively presumed to have rejected the Plan and shall not be entitled to vote to accept or reject the Plan.

            (b) Distributions. On the Effective Date, Allowed Class 8B Interests shall be extinguished and holders thereof shall receive no distributions under the Plan.


                                    ARTICLE 6

                IMPLEMENTATION AND EFFECT OF CONFIRMATION OF PLAN
                -------------------------------------------------

            6.1 Plan Funding. The funds utilized to make Cash payments under the Plan have been and/or will be generated from, among other things, the operation of the Debtors' businesses, asset dispositions, and from the Post Effective Date Financing Facilities.

            6.2 Post Effective Date Financing Facilities. On or prior to the Effective Date, the Debtors or Reorganized MagCorp and Reorganized Metals, as the case may be, shall execute the Post Effective Date Financing Facility Documents.

            (a) Senior Post Effective Date Financing Facility. The Senior Post Effective Date Financing Facility, among other things, shall (a) be effective on the Effective Date; (b) be a senior secured facility; (c) provide for aggregate borrowings (including a working capital line of credit) of no less than $25 million, subject to collateral borrowing limits; and (d) provide that the proceeds thereof be used to fund general corporate purposes relating to operations, to finance consummation of the Plan, to repay the DIP Lender Claims not otherwise repaid under the Plan and shall contain terms and conditions in form and substance acceptable to the Debtors and the Senior Post Effective Date Financiers. The Senior Post Effective Date Financing Facility shall be provided on the terms and conditions set forth in the Senior Post Effective Date Financing Facility Term Sheet.

            (b) Post Effective Date Capital Contribution. The Post Effective Date Capital Contribution shall, among other things (a) be effective on the Effective Date; (b) shall be used for general corporate purposes of MagCorp; and
(c) shall be in consideration for (i) the New Metals Common Stock and (ii) for any releases provided for in this Plan to the Post Effective Date Capital Contribution Source or any of its affiliates.

            (c) Auction With Respect to Capital Contribution Source. In the event that an entity submits a bid to purchase the New Common Stock and become the Post Effective Date Capital Contribution Source that complies with the provisions of the Bidding Procedures Order, the Court will hold an auction prior to the Confirmation Hearing. Pursuant to the Bidding Procedures Order, Renco Group or its designee will be permitted to participate in any such auction.

            6.3 Reorganized MagCorp Charter. On the Effective Date, the Reorganized MagCorp Charter will become effective. The Reorganized MagCorp Charter, together with the provisions of the Plan, shall, as applicable, provide for, among other things, such provisions as are necessary to facilitate consummation of the Plan, including a provision prohibiting the issuance of non-voting equity securities in accordance with section 1123(a)(6) of the Bankruptcy Code, all without any further action by the stockholders or directors of the Debtors-in-Possession or Reorganized MagCorp.

            6.4 Reorganized Metals Charter. On the Effective Date, the Reorganized Metals Charter will become effective. The Reorganized Metals Charter, together with the provisions of the Plan, shall, as applicable, among other things provide for the authorization and issuance of the New Metals Common Stock and provide for such other provisions as are necessary to facilitate consummation of the Plan, including a provision prohibiting the issuance of non-voting equity securities in accordance with section 1123(a)(6) of the Bankruptcy Code, all without any further action by the stockholders or directors of the Debtors-in-Possession or Reorganized Metals.

            6.5 Issuance of Reorganized Metals Common Stock. Reorganized Metals shall authorize the issuance, in accordance with the terms of the Plan, of approximately 2,000,000 shares of New Metals Common Stock, no par value. On the Effective Date, Reorganized Metals shall transmit written instructions regarding the distribution of shares of New Metals Common Stock to those parties entitled to distributions thereof pursuant to this Plan. All shares of New Metals Common Stock to be issued pursuant to this Plan shall be, upon issuance, fully paid and non-assessable, and shall be subject to dilution only as may be expressly set forth in this Plan or in the Plan Documents, and the holders thereof shall have no preemptive or other rights to subscribe for additional shares. The New Metals Common Stock shall be issued pursuant to section 1145 of the Bankruptcy Code.

            6.6 Issuance of New MagCorp Common Stock. Reorganized MagCorp shall authorize the issuance, in accordance with the terms of the Plan, of approximately 2,000,000 shares of New MagCorp Common Stock, no par value. On the Effective Date, Reorganized MagCorp shall transmit written instructions regarding the distribution of shares of New MagCorp Common Stock to those parties entitled to distributions thereof pursuant to this Plan. All shares of New MagCorp Common Stock to be issued pursuant to this Plan shall be, upon issuance, fully paid and non-assessable, and shall be subject to dilution only as may be expressly set forth in this Plan or in the Plan Documents, and the holders thereof shall have no preemptive or other rights to subscribe for additional shares. The New MagCorp Common Stock shall be issued pursuant to section 1145 of the Bankruptcy Code.

            6.7 Issuance of New Notes. On the Effective Date, Reorganized MagCorp shall issue the New Notes pursuant to the New Indenture on account of Allowed Class 5A Claims and Allowed Class 5B Claims.

            6.8 Operation of Debtors-in-Possession Between Confirmation Date and Effective Date. The Debtors shall continue to operate as debtors-in-possession, subject to the supervision of the Bankruptcy Court, pursuant to the Bankruptcy Code during the period from the Confirmation Date through and until the Effective Date, and any obligation incurred by the Debtors-in-Possession during that period shall constitute an Administrative Expense Claim; provided, however, that nothing herein shall preclude the Debtors-in-Possession from taking any step consistent with the provisions of this Plan they deem necessary or desirable to prepare for and effect the consummation of the Plan.

            6.9 Management of Reorganized MagCorp and Reorganized Metals. On the Effective Date, the management, control and operation of Reorganized MagCorp and Reorganized Metals shall become the general responsibility of the respective boards of directors of Reorganized MagCorp and Reorganized Metals, who shall, thereafter, have responsibility for the management, control and operation of Reorganized MagCorp and Reorganized Metals in accordance with applicable law.

            6.10 Directors and Officers of Reorganized MagCorp and Reorganized Metals.

            (a) Boards of Directors of Reorganized MagCorp and Reorganized Metals. On the Effective Date, the operation of Reorganized MagCorp and Reorganized Metals shall become the general responsibility to their respective Board of Directors. The initial boards of directors for Reorganized MagCorp and Reorganized Metals shall each consist of one member who shall be designated by the Post Effective Date Capital Contribution Source.

            (b) Officers of Reorganized MagCorp and Reorganized Metals. All officers of the Debtors immediately prior to the Effective Date shall serve, in their respective capacities, as the initial officers of Reorganized Metals and Reorganized MagCorp on and after the Effective Date.

            (c) Employment Contracts. On the Effective Date, employment contracts of current officers and employees of the Debtors not previously rejected or subject to a pending motion to reject such contract shall be assumed. Reorganized MagCorp shall enter into new employment agreements prior to the Confirmation Hearing and effective as of the Effective Date with those employees and officers that are identified in the Disclosure Statement. The form of any new employment contract with an officer of the Debtors shall be acceptable to the Post Effective Date Capital Contribution Source. The Management Agreement shall be rejected.

            6.11 Management Fee. All rights of the Debtors and Renco Group with respect to the unpaid portion of the Management Fee shall be reserved.

            6.12 Cancellation and Surrender of Existing Securities and
Agreements.

            (a) Except as may otherwise be provided in the Plan, on the Effective Date, all Equity Interests shall be deemed canceled without further act or action under any applicable agreement, law, regulation, order or rule and the obligations of the Debtors under the agreements, indentures and certificates of designations governing such Equity Interests, as the case may be, shall be discharged and released.

            (b) Except as may otherwise be provided in the Plan, each holder of a promissory note, share certificate, bond or other instrument evidencing a Claim or Equity Interest, shall surrender such promissory note, share certificate, bond or instrument to Reorganized Metals or Reorganized MagCorp, as the case may be, (or its disbursing agent), unless such requirement is waived by Reorganized Metals or Reorganized MagCorp. Except as may otherwise be provided in the Plan, no distribution of property hereunder shall be made to or on behalf of any such holders unless and until such promissory note, share certificate, bond or instrument is received by Reorganized MagCorp or Reorganized Metals, as the case may be (or its disbursing agent), or the unavailability of such promissory note, share certificate, bond or instrument is established to the reasonable satisfaction of Reorganized MagCorp or Reorganized Metals (or its disbursing agent), or such requirement is waived by Reorganized MagCorp or Reorganized Metals. Except as may otherwise be provided in the Plan, Reorganized MagCorp or Reorganized Metals may require any holder that is unable to surrender or cause to be surrendered any such promissory notes, share certificates, bonds or instruments to deliver an affidavit of loss and indemnity and/or furnish a bond in form and substance (including, without limitation, with respect to amount) reasonably satisfactory to Reorganized MagCorp or Reorganized Metals. Except as may be otherwise provided in the Plan, any holder that fails, within the later of one year after the Effective Date and the date on which its Claim is Allowed (i) to surrender or cause to be surrendered such promissory note, share certificate, bond or instrument, (ii) if requested, to execute and deliver an affidavit of loss and indemnity reasonably satisfactory to Reorganized MagCorp or Reorganized Metals, as the case may be (or its disbursing agent), and
(iii) if requested, to furnish a bond reasonably satisfactory to Reorganized MagCorp or Reorganized Metals, as the case may be (or its disbursing agent), shall be deemed to have forfeited all rights, Claims and causes of action against the Debtors and New Reorganized MagCorp or Reorganized Metals and shall not participate in any distribution hereunder.

            (c) Notwithstanding any provision to the contrary in the Plan, the DIP Lender shall not be required to surrender any such promissory notes or other instruments evidencing indebtedness or other obligations of the Debtors under the DIP Loan Documents, except as may be provided in, or in accordance with the terms of, the DIP Loan Documents.

            6.13 Continuation of Bankruptcy Injunction or Stays. All injunctions or stays provided for in the Chapter 11 Cases under sections 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Effective Date.

            6.14 Revesting of Assets. Except as otherwise provided by the Plan or the Confirmation Order, including, without limitation, sections 2.2(c), 6.3(a) and 6.3(c) of the Plan, upon the Effective Date, (a) all property of the Estates shall vest in either Reorganized MagCorp or Reorganized Metals, as the case may be, (b) all property dealt with by the Plan shall be, and shall vest in Reorganized MagCorp or Reorganized Metals, as the case may be, free and clear of all Claims, Liens, encumbrances and interests of creditors and of equity security holders (except those Claims, Liens, encumbrances and interests created pursuant to this Plan or the Confirmation Order), and (c) the Confirmation Order shall be a judicial determination of discharge of all Claims and Liens and termination of all Equity Interests (except those created or recognized pursuant to this Plan or the Confirmation Order).

            6.15 General Release of Liens. Except as otherwise provided in the Plan in connection with the Senior Post Effective Date Financing Facility, or in any contract, instrument, indenture or other agreement or document created in connection with the Plan or the implementation thereof, or the Confirmation Order, all mortgages, deeds of trust, liens or other security interests against property of the Estates are deemed released and extinguished effective as of the Effective Date, and all the right, title and interest of any holder of such mortgages, deeds of trust, liens or other security interests will revert to Reorganized MagCorp or Reorganized Metals, as the case may be ; provided, however, that this Section 6.14 is inapplicable to the DIP Lenders Claims, and the mortgages, deeds of trust, Liens or other security interests securing such Claims until such time as the provisions of Section 2.2(c) of this Plan have been fully complied with and the DIP Lender's Claims have been indefeasibly paid in full.

            6.16 Full and Final Satisfaction. All payments, distributions and other treatment hereunder shall be in full and final satisfaction, settlement, and release of all Claims and Equity Interests, except as otherwise provided in the Plan. The discharge under the Bankruptcy Code shall bind all creditors and interest holders regardless of whether they are entitled to distributions under the Plan.

            6.17 Retained Causes of Action. In accordance with section 1123(b)(3)(B) of the Bankruptcy Code, Reorganized MagCorp and Reorganized Metals, shall retain and may expressly, in their sole discretion, enforce, sue on, settle, or compromise (or decline to do any of the foregoing) all Causes of Action. Reorganized MagCorp or Reorganized Metals, as the case may be or any of their successors may pursue the Causes of Action in accordance with the best interests of Reorganized MagCorp or Reorganized Metals or their successors who hold such Causes of Action.

            6.18 Treatment of Subordination Rights. The classification and manner of satisfying all Claims and Equity Interests under the Plan take into consideration all contractual, legal and equitable subordination rights, whether arising under general principles of equitable subordination, section 510 of the Bankruptcy Code or otherwise, that a holder of a Claim or Equity Interest may have against any other Holder of a Claim or Equity Interest with respect to any distribution made pursuant to the Plan. On the Effective Date, except as otherwise set forth in the Plan, all contractual, legal or equitable subordination rights that a holder of a Claim or Equity Interest may have with respect to any distribution to be made pursuant to the Plan shall be discharged and terminated, and all actions related to the enforcement of such subordination rights shall be permanently enjoined and distributions pursuant to the Plan shall not be subject to payment to a beneficiary of such terminated subordination rights, or to levy, garnishment, attachment or other legal process by any beneficiary of such terminated subordination rights. Pursuant to Bankruptcy Rule 9019 and in consideration for the distributions and other benefits provided under the Plan, the provisions of this section shall constitute a good faith compromise and settlement of all claims or controversies relating to the termination of all contractual, legal and equitable subordination rights that a holder of a Claim or Equity Interest may have with respect to any Allowed Claim or Allowed Equity Interest or any distribution to be made on account of an Allowed Claim or an Allowed Equity Interest. The entry of the Confirmation Order shall constitute the Bankruptcy Court's approval of the compromise or settlement of all such claims or controversies, and the Bankruptcy Court's finding that such compromise or settlement is in the best interests of the Debtors, Reorganized MagCorp or Reorganized Metals and their respective property and holders of Claims and Equity Interests and is fair, equitable and reasonable.

            6.19 Administration After the Effective Date. After the Effective Date, Reorganized MagCorp and Reorganized Metals may operate their respective business, and may use, acquire, and dispose of property, free of any restrictions of the Bankruptcy Code and Bankruptcy Rules, but subject to the continuing jurisdiction of the Bankruptcy Court as set forth in Article 12 hereof.

            6.20 Setoffs. Except as otherwise provided in the Plan, agreements entered into in connection therewith, the Confirmation Order, or in agreements previously approved by Final Order of the Bankruptcy Court, Reorganized MagCorp or Reorganized Metals, as the case may be, may, pursuant to sections 502(d), 553 or 558 of the Bankruptcy Code or applicable non-bankruptcy law, offset or assert against any Claim before any distribution is made on account of such Claim, any and all of the Claims, rights and Causes of Action of any nature that the Debtors or Reorganized MagCorp or Reorganized Metals, as the case may be, may hold against the holder of such Claim; provided, however, that neither the failure to effect such a setoff, the allowance of any Claim (other than Senior Subordinated Note Claims) hereunder, any other action or omission of the Debtors, Reorganized MagCorp or Reorganized Metals, nor any provision of the Plan will constitute a waiver or release by the Debtors, Reorganized MagCorp or Reorganized Metals of any such claims, rights and Causes of Action that the Debtors, Reorganized MagCorp or Reorganized Metals may possess against such holder. To the extent Reorganized MagCorp or Reorganized Metals fails to set off against a creditor and seeks to collect a Claim from such creditor after a distribution to such creditor pursuant to the Plan, New Reorganized MagCorp or Reorganized Metals will be entitled to full recovery on its claim against such creditor.

            6.21 Corporate Action. In accordance with section 303 of the Delaware Corporation law, all terms of this Plan may be put into effect and carried out without further action by the directors or shareholders of the Debtors, Reorganized MagCorp or Reorganized Metals, who shall be deemed to have unanimously approved the Plan and all agreements and transactions provided for or contemplated herein.

            6.22 United States Trustee Fees. The Debtors, Reorganized MagCorp or Reorganized Metals, as the case may be, shall be responsible for the payment of any United States Trustee Fees and the filing of any required reports, until a final decree is entered.

            6.23 Section 1145 Exemption. The Confirmation Order shall provide that the issuance of the New Securities shall be exempt from the registration requirements of the Securities Act of 1933, as amended, in accordance with section 1145 of the Bankruptcy Code.


                                    ARTICLE 7

                              PROVISIONS REGARDING
                            VOTING AND DISTRIBUTIONS
                         UNDER THE PLAN AND TREATMENT OF
                  DISPUTED, CONTINGENT AND UNLIQUIDATED CLAIMS
                  --------------------------------------------


            7.1 Voting of Claims. Each holder of an Allowed Claim in an impaired Class which retains or receives property under the Plan shall be entitled to vote separately to accept or reject the Plan and indicate such vote on a duly executed and delivered Ballot as provided in such order as is entered by the Bankruptcy Court establishing certain procedures with respect to the solicitation and tabulation of votes to accept or reject the Plan, or any other order or orders of the Bankruptcy Court.

            7.2 Nonconsensual Confirmation. If any impaired Class entitled to vote shall not accept the Plan by the requisite statutory majorities provided in sections 1126(c) or 1126(d) of the Bankruptcy Code, as applicable, or if any impaired Class is deemed to have rejected the Plan, the Debtors reserve the right (a) to undertake to have the Bankruptcy Court confirm the Plan under section 1129(b) of the Bankruptcy Code, subject to sections 11.1 and 11.3 of the Plan and (b) to amend the Plan in accordance with section 12.4 of the Plan to the extent necessary to obtain entry of the Confirmation Order.

            7.3  Method of Distributions Under the Plan.

            (a) In General. Subject to Bankruptcy Rule 9010 and section 4.6(d) of the Plan, all distributions under the Plan shall be made by Reorganized MagCorp or Reorganized Metals, as the case may be (or its disbursing agent) to the holder of each Allowed Claim at the address of such holder as listed on the Schedules as of the Distribution Record Date, unless the Debtors or Reorganized MagCorp or Reorganized Metals, as the case may be, have been notified in writing of a change of address, including, without limitation, by the filing of a proof of claim or notice of transfer of claim filed by such holder that provides an address for such holder different from the address reflected on the Schedules.

            (b) Distributions of Cash. Any payment of Cash made by Reorganized MagCorp or Reorganized Metals (or their disbursing agent) pursuant to the Plan shall be made by check drawn on a domestic bank or by wire transfer.

            (c) Timing of Distributions. Any payment or distribution required to be made under the Plan on a day other than a Business Day shall be made on the next succeeding Business Day.

            (d) Fractional Cents. Whenever any payment of a fraction of a cent would otherwise be called for, the actual payment shall reflect a rounding of such fraction to the nearest whole cent (rounding down in the case of .50 or less and rounding up in the case of more than .50).

            (e) Fractional Shares. No fractional shares of New Common Stock shall be distributed under the Plan. When any distribution on account of an Allowed Claim pursuant to the Plan would otherwise result in the issuance of a number of shares of New Common Stock that is not a whole number, such fractional interests shall be combined into as many whole shares or warrants, as the case may be, as possible and shall be redistributed to holders of Claims with interests, in descending order, until all such whole shares are distributed.

            (f) Unclaimed Distributions. Any distributions under the Plan that are unclaimed for a period of one year after distribution thereof shall revert and be revested in Reorganized MagCorp or Reorganized Metals, as the case may be, and any entitlement of any holder of any Claim to such distributions shall be forfeited, extinguished, and forever barred.

            (g) Distributions to Holders as of the Distribution Record Date. As of the close of business on the Distribution Record Date, the claims register (for Claims) and the transfer ledgers (for Senior Subordinated Notes) shall be closed, and there shall be no further changes in the record holders of any Claims for purposes of distributions under the Plan. The Debtors, Reorganized MagCorp, Reorganized Metals and the Indenture Trustee, as the case may be, shall have no obligation to recognize any transfer of any Claims occurring after the close of business on the Distribution Record Date, and shall instead be entitled to recognize and deal for all purposes under the Plan with only those holders of record as of the close of business on the Distribution Record Date.

            7.4 Objections to and Resolution of Claims. Except as to applications for allowances of compensation and reimbursement of expenses under sections 330 and 503 of the Bankruptcy Code (with respect to which procedures respecting objections shall be governed by section 2.2 hereof and the Confirmation Order or other Final Order), the Debtors Reorganized MagCorp or Reorganized Metals, as the case may be shall have the exclusive right to make and file objections to Claims subsequent to the Confirmation Date. All objections shall be litigated to Final Order; provided, however, that Reorganized MagCorp or Reorganized Metals, as the case may be, shall have the authority to compromise, settle, otherwise resolve or withdraw any objections, without approval of the Bankruptcy Court. Unless otherwise ordered by the Bankruptcy Court, the Debtors, Reorganized MagCorp or Reorganized Metals, as the case may be, shall file all objections to Claims and serve such objections upon the holder of the Claim as to which the objection is made as soon as is practicable, but in no event later than 90 days after the Effective Date or such later date as may be approved by the Bankruptcy Court.

            7.5  Disputed Claims.

            (a) With respect to any Disputed Claims, for the purposes of effectuating the provisions of this section 7.5 and the distributions to holders of Allowed Claims, the Bankruptcy Court, on or prior to the Effective Date or such date or dates thereafter as the Bankruptcy Court shall set, may fix or liquidate the amount of such Disputed Claims pursuant to section 502(c) of the Bankruptcy Code, in which event the amounts so fixed or liquidated shall be deemed the maximum amounts of the Disputed Claims pursuant to section 502(c) of the Bankruptcy Code for purposes of distribution under the Plan.

            (b) When a Disputed Claim becomes an Allowed Claim, Reorganized MagCorp or Reorganized Metals, as the case may be, shall distribute to the holder of such Allowed Claim, the property distributable to such holder as provided in this Plan. In the event there are Disputed Claims requiring adjudication and resolution, Reorganized MagCorp or Reorganized Metals, as the case may be reserves the right, upon order of the Court, to establish appropriate reserves for potential payment of such claims.

            7.6 Disputed Payments. In the event of any dispute between and among holders of Claims and/or the holders of a Disputed Claim as to the right of any Person to receive or retain any payment or distribution to be made to such Person under the Plan, Reorganized MagCorp or Reorganized Metals may, in lieu, of making such payment or distribution to such Person, instead hold such payment or distribution, without interest, until the disposition thereof shall be determined by a Final Order of the Bankruptcy Court or other court with appropriate jurisdiction.


                                    ARTICLE 8

                               EXECUTORY CONTRACTS
                              AND UNEXPIRED LEASES;
                    INDEMNIFICATION CLAIMS; RETIREE BENEFITS
                    ----------------------------------------

            8.1  Executory Contracts and Unexpired Leases.

            (a) Any executory contract or unexpired lease that has not been expressly rejected by the Debtors or treated in this Plan with the Bankruptcy Court's approval on or prior to the Confirmation Date shall, as of the Confirmation Date (subject to the occurrence of the Effective Date), be deemed to have been assumed by the Debtors unless there is pending before the Bankruptcy Court on the Confirmation Date a motion to reject such executory contract or unexpired lease or such executory contract or unexpired lease is otherwise designated for rejection in the Plan Supplement (or otherwise), provided that such executory contract or unexpired lease is ultimately rejected.

            (b) In accordance with section 1123(b)(2) of the Bankruptcy Code, on the Effective Date, or as soon as practicable thereafter, Reorganized MagCorp or Reorganized Metals, as the case may be, shall cure all defaults under any executory contract or unexpired lease assumed pursuant to this section 8.1 by making a Cash payment in an amount agreed to between Reorganized MagCorp or Reorganized Metals, as the case may be, and the claimant, or as otherwise fixed pursuant to a Final Order. In the event of a dispute regarding (i) the nature or the amount of any cure, (ii) the ability of Reorganized MagCorp or Reorganized Metals, as the case may be, to provide "adequate assurance of future performance" (within the meaning of section 365 of the Bankruptcy Code) under the executory contract or unexpired lease to be assumed, or (iii) any other matter pertaining to assumption or assignment, the Bankruptcy Court shall retain jurisdiction to determine such dispute, and Reorganized MagCorp or Reorganized Metals, as the case may be shall cure all defaults concerning any such dispute following the entry of a Final Order resolving the dispute and approving the assumption and, as the case may be, assignment. The non-debtor parties to such executory contract or unexpired lease shall be deemed, upon assumption as contemplated herein, to have consented to the assignment of such executory contract or unexpired lease to Reorganized MagCorp or Reorganized Metals, as the case may be.

            8.2 Bar Date for Filing Proofs of Claim Relating to Executory Contracts and Unexpired Leases Rejected Pursuant to the Plan. Claims arising from the rejection of an executory contract or unexpired lease designated for rejection pursuant to the Confirmation Order, must be filed with the Bankruptcy Court and/or served upon the Debtors, Reorganized MagCorp or Reorganized Metals, as the case may be or as otherwise may be provided in the Confirmation Order by no later than 30 days after the notice of entry of an order approving such rejection. Any Claims not filed within such time will be forever barred from assertion against the Debtors, the Estates, Reorganized MagCorp or Reorganized Metals, and their property, and the holders thereof shall not be entitled to any distribution under this Plan or otherwise from the Debtors, Reorganized MagCorp or Reorganized Metals. Unless otherwise ordered by the Bankruptcy Court, all Claims arising from the rejection of executory contracts and unexpired leases shall be treated as General Unsecured Claims under the Plan.

            8.3 Post Petition Indemnification Claims. Notwithstanding anything to the contrary in the Plan, the obligations of the Debtors to indemnify the Persons who served at any time during the Chapter 11 Cases as the Debtors' respective directors, officers, or employees pursuant to the Debtors' certificate of incorporation, by-laws, applicable statutes, and pre-confirmation agreements respecting all present and future actions, suits, and proceedings against any of such indemnified Persons, based upon any act or omission related to service with, for, or on behalf of the Debtors at any time, as such obligations were in effect at the time of any such act or omission, in all cases net of applicable insurance proceeds, will not be discharged or impaired by Confirmation or consummation of the Plan but will survive unaffected by Confirmation and consummation of the Plan and will be assumed, performed and honored by Reorganized MagCorp or Reorganized Metals, as the case may be regardless of such Confirmation and consummation. Nothing in this Plan shall constitute a discharge, waiver or impairment of the rights, if any, of any Person to make a claim against any director's insurance, officer's insurance or similar policy of insurance maintained by the Debtors which policies shall remain in full force and effect under the Plan.

            8.4 Compensation and Benefit Programs. Except as otherwise provided in the Plan, all savings plans, retirement plans, health care plans, severance benefit plans, incentive plans, workers' compensation programs, life, disability and other insurance plans and all such similar plans and programs shall be treated either as executory contracts pursuant to section 8.1 of the Plan, or as permitted under applicable non-bankruptcy law.

            8.5 Retiree Benefits. Payment of any Retiree Benefits shall be continued solely to the extent, and for the duration of the period, the Debtors are contractually or legally obligated to provide such benefits, subject to any and all rights of the Debtors under applicable law.


                                    ARTICLE 9

                              [INTENTIONALLY BLANK]
                               -------------------



                                   ARTICLE 10

            PROVISIONS REGARDING RELEASES, DISCHARGE, AND INJUNCTIONS
            ---------------------------------------------------------


            10.1  Waiver of Claims and Releases.

            (a) Waiver of Claims. As of the Confirmation Date, but subject to the occurrence of the Effective Date, and except as otherwise provided in this Plan, all Persons who have held, hold or may hold Claims against or Interests in the Debtors will be deemed, by virtue of their receipt of distributions and other treatment contemplated under the Plan, to have forever covenanted with the Released Parties and their Professionals to waive and not to (a) sue, or otherwise seek any recovery from the Released Parties and their Professionals, whether for tort, fraud, contract, violations of federal or state securities laws, or otherwise, based upon any act or occurrence or failure to act taken before the Effective Date arising out of or relating to directly or indirectly the business or affairs of the Debtors, or (b) assert any Claim, obligation, right, cause of action and liability which any such holder of a Claim against or Interest in the Debtors may be entitled to assert, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, based in whole or in part upon any act or omission, transactions or the occurrence taking place on or before the Effective Date in any way relating to the Debtors, these Cases, or the Plan.

            10.2 Releases. As of the Confirmation Date, but subject to the occurrence of the Effective Date, and except as otherwise expressly provided in this Plan, all Persons who hold or who have held any Claim against or Interest in the Debtors, directly or indirectly, will release the Released Parties from any and all Claims, obligations, rights, causes of action and liabilities which any holder of a Claim against or Interest in the Debtors may be entitled to assert, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, based in whole or in part upon any act or omission, transaction or the occurrence taking place on or before the Effective Date in any way relating to the Debtors, these Cases, or the Plan.

            10.3  Injunctions.

            (a) Injunction Related to Released Claims. As of the Effective Date and subject to its occurrence, all Persons that have held as of the Petition Date, currently hold or may have asserted a Claim, a Cause of Action or other debt, or liability, or an Equity Interest or other right of a holder of an Equity Interest that is discharged, released, waived or terminated pursuant to the Plan, are, as against the Debtors, Reorganized MagCorp or Reorganized Metals, hereby permanently enjoined from commencing or continuing, in any manner or in any place, any action or other proceeding, enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order, creating, perfecting or enforcing any lien or encumbrance, asserting a set-off, right or subrogation or recoupment of any kind against any debt, liability or obligation due to any such releasing Person, and from commencing or continuing any action against the Debtors, Reorganized MagCorp or Reorganized Metals, in any manner or in any place where the foregoing does not comply with or is inconsistent with the provisions hereof.

            (b) Injunction Relating to the Plan. As of the Effective Date, except as otherwise provided in the Plan, all Persons are hereby permanently enjoined from commencing or continuing, in any manner or in any place, any action or other proceeding, whether directly, derivatively or otherwise, on account of or respecting any claims, debts, rights, Causes of Action or liabilities released or discharged pursuant to the Plan, except to the extent expressly permitted under the Plan.


                                   ARTICLE 11

                                 EFFECTIVE DATE
                                 --------------

            11.1 Conditions to Confirmation. The following conditions shall be met prior to Confirmation of the Plan:

            (a) Disclosure Statement Order. A Final Order finding that the Disclosure Statement contains adequate information pursuant to section 1125 of the Bankruptcy Code shall have been entered.

            (b) Bidding Procedures Order. The Bidding Procedures Order in form and substance reasonably satisfactory to the Debtors-in Possession and Renco Group shall have been entered and become a Final Order.

            (c) Commitment Letter from Post Effective Date Financiers. The Debtors shall have received commitment letters or terms sheets from the Senior Post Effective Date Lender and the Renco Group in form and substance satisfactory to the Debtors and the Post Effective Date Financiers with respect to the Post Effective Date Financing Facilities.

            (d) Environmental Issues. There has been no event which, in the Debtors' business judgment, constitutes a material adverse change to the Debtors' financial condition as a result of any Environmental Claim or any Administrative Expense relating to an alleged violation of environmental or similar laws or regulations.

            (e) Acceptance of Plan. All Impaired classes of Claims entitled to vote on the Plan have accepted the Plan in accordance with section 1126 of the Bankruptcy Code.

            (f) Commitment Letter. Receipt by the Debtors of a commitment letter from Renco Group with respect to the Post Effective Date Capital Contribution that is acceptable to the Debtors.

            11.2  Conditions to the Effective Date.

            The following are conditions precedent to the Effective Date, each of which must be satisfied unless waived in accordance with section 11.3 hereof:

            (a) Confirmation Order. A Confirmation Order, in form and substance reasonably satisfactory to the Debtors-in-Possession and the Post Effective Date Financiers, confirming the Plan, shall have been entered and become a Final Order.

            (b) Plan Documents. Each of the Plan Documents the New Indenture and the New Common Stock, in form and substance acceptable to the Debtors and the Post Effective Date Financiers shall have been effected or executed and delivered, and the New Common Stock shall be validly issued and outstanding.

            (c) Post Effective Date Financing Facility. The Post Effective Date Financing Facility Documents in a form acceptable to the Post Effective Date Financiers and the Debtors shall have been executed by all necessary parties thereto, the Post Effective Date Lenders shall have delivered to the Debtors the Post Effective Date Financing Facility Documents and the conditions to funding thereunder, except for those conditions relating to the Effective Date set forth in this section 11.2 and payments to be made in the Chapter 11 Cases, shall have been satisfied or waived.

            (d) Assumption of Executory Contracts and Unexpired Leases. The Bankruptcy Court shall have entered one or more orders (which may be, or include, the Confirmation Order), which have become Final Orders authorizing the assumption of all executory contracts and unexpired leases not listed in the Plan Supplement or otherwise rejected pursuant to an order of the Bankruptcy Court.

            (e) No Revocation. No request for revocation of the Confirmation Order under section 1144 of the Bankruptcy Code shall have been made, or, if made, shall remain pending.

            (f) New Charters. The Reorganized MagCorp Charter and the Reorganized Metals charter shall have been filed with the secretary of state of Delaware and shall be in effect.

            (g) By-Laws. Reorganized MagCorp and Reorganized Metals shall have adopted its amended and restated by-laws and such by-laws shall be in effect.

            (h) Other. All actions, other documents and agreements necessary to implement the Plan shall have been effected or executed and delivered.

            (i) DIP Lenders Claims. All of the Debtors' obligations owing to any DIP Lender pursuant to the DIP Loan Documents shall have been paid in full, in Cash, in immediately available funds, and any commitments in respect of the DIP Loan Documents shall have terminated.

            (j) Administrative Expense Claims. All of the Debtors' obligations under any Final Order allowing any Administrative Expense Claim shall have been paid in full, in Cash, in immediately available funds, unless otherwise agreed to by the holder thereof.

            11.3 Waiver of Conditions. The conditions set forth in sections 11.1 and 11.2 hereof may be waived only upon the express written consent of (i) the Debtors and (ii) the Post Effective Date Capital Contribution Source.

            11.4 Effect of Failure of Conditions. In the event that one or more of the conditions specified in section 11.1 or 11.2 of the Plan have not occurred or been waived on or before 45 days after the Confirmation Date, upon notification submitted by the Debtors to the Bankruptcy Court (a) the Confirmation Order shall be vacated, (b) no distributions under the Plan shall be made, (c) the Debtors and all holders of Claims and Equity Interests shall be restored to the status quo ante as of the day immediately preceding the Confirmation Date as though the Confirmation Date never occurred and (d) the Debtors' obligations with respect to the Claims and Equity Interests shall remain unchanged and nothing contained herein shall constitute or be deemed a waiver or release of any Claims or Equity Interests by or against the Debtors or any other Person or to prejudice in any manner the rights of the Debtors or any Person in any further proceedings involving the Debtors.


                                   ARTICLE 12

                            RETENTION OF JURISDICTION
                            -------------------------

         12.1 Retention of Jurisdiction. The Bankruptcy Court shall have exclusive jurisdiction of all matters arising out of, and related to, the Chapter 11 Cases and the Plan pursuant to, and for the purposes of, sections 105(a) and 1142 of the Bankruptcy Code and for, among other things, the following purposes:

            (a) to hear and determine any and all objections to the allowance of any Claims or any controversies as to the classification of any Claims, provided that only the Debtors, Reorganized MagCorp or Reorganized Metals may file objections to Claims;

            (b) to hear and determine any and all applications by Professionals for compensation and reimbursement of expenses;

            (c) to hear and determine any and all pending applications for the rejection and disaffirmance of executory contracts and unexpired leases, and fix and allow any Claims resulting therefrom;

            (d)   to liquidate any Disputed Claim;

            (e) to enforce the provisions of the Plan, including the injunction, exculpation and releases provided for in the Plan;

            (f) to determine any and all applications, adversary proceedings, and contested matters commenced in connection with the Chapter 11 Cases, including the Causes of Action, whether commenced prior to or after the Effective Date;

            (g) to modify the Plan, to correct any defect, cure any omission, or reconcile any inconsistency in the Plan or in the Confirmation Order as may be necessary to carry out its purpose and the intent of the Plan;

            (h) to determine any Claim of or liability to a governmental unit which may be asserted as a result of the transactions contemplated herein;

            (i) to hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code; and

            (j) to determine such other matters as may be provided for in the Confirmation Order or as may be authorized under the provisions of the Bankruptcy Code.


                                   ARTICLE 13

                            MISCELLANEOUS PROVISIONS
                            ------------------------

            13.1 Effectuating Documents and Further Transactions. Each of the Debtors Reorganized MagCorp or Reorganized Metals, as the case may be, is authorized to execute, deliver, file or record such contracts, instruments, releases, indentures and other agreements or documents and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan and any notes or securities issued pursuant to the Plan.

            13.2 Exemption from Transfer Taxes. In accordance with section 1146(c) of the Bankruptcy Code, (a) the issuance, transfer or exchange of any security under the Plan or the making or delivery of any instrument of transfer pursuant to, in implementation of, or as contemplated by the Plan, including any merger agreements or agreements of consolidation, deeds, bills of sale or assignments executed in connection with any of the transactions contemplated under the Plan, or the revesting, transfer or sale of any real or personal property of the Debtors pursuant to, in implementation of, or as contemplated by the Plan, (b) the making, delivery, creation, assignment, amendment or recording of any note or other obligation for the payment of money or any mortgage, deed of trust or other security interest under, in furtherance of, or in connection with the Plan, the issuance, renewal, modification or securing of indebtedness by such means, and (c) the making, delivery or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including, without limitation, the Confirmation Order, shall not be subject to any document recording tax, stamp tax, conveyance fee or other similar tax, mortgage tax, real estate transfer tax, mortgage recording tax or other similar tax or governmental assessment. Consistent with the foregoing, each recorder of deeds or similar official for any county, city or governmental unit in which any instrument hereunder is to be recorded shall, pursuant to the Confirmation Order, be ordered and directed to accept such instrument, without requiring the payment of any documentary stamp tax, deed stamps, stamp tax, transfer tax, intangible tax or similar tax.

            13.3 Exculpation. Neither the Debtors, Reorganized MagCorp, Reorganized Metals, the Indenture Trustee, the DIP Lender, Renco Group nor any of their respective members, officers, directors, employees, advisors, agents, attorneys, financial advisors or Professionals shall have or incur any liability to any Person for any act or omission in connection with, related to, or arising out of, the Chapter 11 Cases, the preparation or formulation of the Plan, the pursuit of confirmation of the Plan, the consummation of the Plan or the administration of the Plan or the property to be distributed under the Plan, except for willful misconduct, gross negligence or non-negligent breach of fiduciary duty, and, in all respects, the Debtors, Reorganized MagCorp, Reorganized Metals, the Official Committee, the Indenture Trustee, the DIP Lender, Renco Group and any of their respective members, officers, directors, employees, advisors, agents, attorneys, financial advisors or Professionals shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan; provided, however, that nothing in the Plan shall, or shall be deemed to, release the Debtors, Reorganized MagCorp or Reorganized Metals from, or exculpate the Debtors, Reorganized MagCorp or Reorganized Metals with respect to, their respective obligations or covenants arising pursuant to this Plan. Nothing set forth in this section 13.3 shall be deemed to limit the scope of any injunction or release granted under the Plan.

            13.4 Amendment or Modification of the Plan. Alterations, amendments or modifications of the Plan may be proposed in writing by the Debtors, upon the consent of the Post Effective Date Financiers at any time before or after the Confirmation Date as provided for in section 1127 of the Bankruptcy Code.

            13.5 Severability. Except as to terms which would frustrate the overall purpose of this Plan, should any provision in this Plan be determined to be unenforceable, such determination shall in no way limit or affect the enforceability and operative effect of any or all other provisions of this Plan.

            13.6 Revocation or Withdrawal of the Plan. The Debtors reserve the right to revoke or withdraw the Plan prior to the Confirmation Date. If the Debtors revoke or withdraw the Plan prior to the Confirmation Date, then the Plan shall be deemed null and void. In such event, nothing contained herein shall constitute or be deemed a waiver or release of any Claims by or against the Debtors or any other Person or to prejudice in any manner the rights of the Debtors or any Person in any further proceedings involving the Debtors.

            13.7 Binding Effect. The Plan shall be binding upon and inure to the benefit of the Debtors, the holders of Claims and Equity Interests, and their respective successors and assigns, including, without limitation, Reorganized MagCorp and Reorganized Metals .

            13.8 Termination of Official Committee. Except as otherwise provided in this section 13.8, on the date by which both (a) the Effective Date has occurred and (b) the Confirmation Order has become a Final Order, the Creditors' Committee shall cease to exist and its respective members and employees or agents (including, without limitation, attorneys, business consultants, investment bankers, financial advisors, accountants and other professionals) shall be released and discharged from any further authority, duties, responsibilities and obligations relating to, arising from or in connection with the Creditors' Committee. The Creditors' Committee shall continue to exist after such date (i) solely with respect to all the applications filed pursuant to section 330 of the Bankruptcy Code or Claims for fees and expenses by Professionals, (ii) any post-Confirmation modifications to the Plan or Confirmation Order, and (iii) any matters pending as of the Effective Date before the Bankruptcy Court to which the Creditors' Committee is party, until such matters are resolved.

            13.9 Governing Law. Except to the extent the Bankruptcy Code, the Bankruptcy Rules or other federal law is applicable, or to the extent the Plan, including documents contained in the Plan Supplement, provides otherwise, the rights and obligations arising under this Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, including section 5-1401 of the New York General Obligations Law, but otherwise without giving effect to the principles of conflicts of law of such jurisdiction.

            13.10 Withholding and Reporting Requirements. In connection with the consummation of the Plan, the Debtors, Reorganized MagCorp or Reorganized Metals as the case may be, shall comply with all withholding and reporting requirements imposed by any federal, state, local or foreign taxing authority and all distributions hereunder shall be subject to any such withholding and reporting requirements.

            13.11 Plan Supplement. Forms of the Plan Documents shall be contained in the Plan Supplement. Upon its filing with the Bankruptcy Court, the Plan Supplement may be inspected in the office of the Clerk of the Bankruptcy Court during normal court hours. Holders of Claims or Equity Interests may obtain a copy of the Plan Supplement upon written request to the Debtors' counsel at the address set forth below. The Plan Supplement is incorporated into and a part of the Plan as if set forth in full herein.

            13.12 Headings. Headings are used in the Plan for convenience and reference only, and shall not constitute a part of the Plan for any other purpose.

            13.13 Inconsistency. In the event of any inconsistency between the Plan and the Disclosure Statement, any exhibit to the Plan or Disclosure Statement or any other instrument or document created or executed pursuant to the Plan, the Plan shall govern.

Dated:    New York, New York
          February 14, 2002




                              RENCO METALS, INC.


                              By:   /s/ Roger L. Fay
                                   -------------------------
                                   Name:  Roger L. Fay
                                   Title: Vice President



                              MAGNESIUM CORPORATION OF AMERICA


                              By:   /s/ Michael H. Legge
                                   -------------------------------
                                   Name:  Michael H. Legge
                                   Title: President and
                                          Chief Executive Officer



CHADBOURNE & PARKE LLP
Counsel for Debtors and
Debtors in Possession

By:  /s/ Joseph Smolinsky
   ---------------------------------
     Joseph Smolinsky(JS-8408)
     A Member of the Firm
     30 Rockefeller Plaza
     New York, New York  10112
     (212) 408-5100